Exhibit 23.5
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-188070) pertaining to the 2013 HA Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(2)Registration Statement (Form S-3 No. 333-198158) of HA Sustainable Infrastructure Capital, Inc.,
(3)Registration Statement (Form S-8 No. 333-212913) pertaining to the 2013 HA Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-230548) pertaining to the 2013 HA Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(5)Registration Statement (Form S-3ASR No. 333-265594) of HA Sustainable Infrastructure Capital, Inc.,
(6)Registration Statement (Form S-8 No. 333-265595) pertaining to the 2022 HA Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(7)Registration Statement (Form S-3ASR No. 333-269145) of HA Sustainable Infrastructure Capital, Inc.,
(8)Registration Statement (Form S-3ASR No. 333-275969) of HA Sustainable Infrastructure Capital, Inc., and
(9)Registration Statement (Form S-3ASR No. 333-285461) of HA Sustainable Infrastructure Capital, Inc.
of our report dated March 28, 2024, with respect to the consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries included in this Annual Report (Form 10-K/A) of HA Sustainable Infrastructure Capital, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 28, 2025